Exhibit 23

MOSS-ADAMS LLP

Certified Public Accountants

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated January 31, 2003, which appears on page 27 of the 2002 Annual Report on Form 10-K to Shareholders of Pacifica Bancorp, Inc.

/s/    Moss Adams LLP

Bellingham, Washington

March 20, 2003